UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 2, 2010

NORTHERN STATES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

000-19300
(Commission File Number)

Delaware	36-3449727
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue
P.O. Box 39
Waukegan, Illinois  60085
(Address of Principal Executive Offices)

(847) 244-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b), (c).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Fred Abdula as CEO of Northern States Financial Corporation and NorStates Bank

On March  8, 2010, Northern States Financial Corporation (the “Company”) announced that, effective immediately, Fred Abdula, the long-time CEO of both the Company and NorStates Bank (the “Bank”) was retiring as CEO.  Mr. Abdula will continue to serve as Chairman of the Board of Directors of the Company and the Bank.  Scott Yelvington, Executive Vice President of the Company and President and COO of the Bank, is now the senior executive officer of the Company and the Bank.

Attached as Exhibit 99.1 is a copy of the Company’s press release relating to the announcement of this executive transition, which is incorporated herein by reference.

Retirement of Harry S. Gaples as Director of Northern States Financial Corporation and NorStates Bank

On March 2, 2010, Harry S. Gaples, a long-time director of the Company and the Bank notified the Company’s Board of Directors of his decision to retire from the Board of Directors of the Company and the Bank effective immediately.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit

99.1	Press release dated March 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

Date: March 8, 2010	By:	/s/Brett Houston
Brett Houston
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

99.1	Press release dated March 8, 2010.